Exhibit 1.1

Execution Version

$1,200,000,000

MARKWEST ENERGY PARTNERS, L.P.
MARKWEST ENERGY FINANCE CORPORATION

4.875% Senior Notes due 2025

Underwriting Agreement

May 28, 2015

Wells Fargo Securities, LLC
301 S. College Street

Charlotte, North Carolina 28288

As Representative of the several Underwriters
listed on Schedule III hereto

Ladies and Gentlemen:

MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and MarkWest Energy Finance Corporation, a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters listed in Schedule III hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $1,200,000,000 aggregate principal amount of their 4.875% Senior Notes due 2025 (the “Notes”).  The Notes will be issued pursuant to the Indenture (the “Base Indenture”) dated as of November 2, 2010 among the Issuers, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured senior basis by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”).  The term “Indenture,” as used herein means the Base Indenture, as amended and supplemented by the Fifteenth Supplemental Indenture (the “Fifteenth Supplemental Indenture”), to be dated as of the Closing Date (as defined below), establishing the forms and terms of the Securities.

The Partnership owns all of the outstanding capital stock of MarkWest Hydrocarbon, Inc., a Delaware corporation (“MarkWest Hydrocarbon”), and a 1% limited liability company interest in MarkWest Energy GP, L.L.C., a Delaware limited liability company (“MarkWest Energy GP”), which serves as the sole general partner of the Partnership.  MarkWest Hydrocarbon owns the remaining outstanding limited liability company interests in MarkWest Energy GP.  The Partnership conducts its business through MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the “Operating Company”), as well as through the other entities identified on Schedule II hereto (the Operating Company and such other entities are collectively referred to herein as the “Subsidiaries”).

MarkWest Hydrocarbon, MarkWest Energy GP, Mason Pipeline Limited Liability Company, a Michigan limited liability company (“Mason LLC”), the Operating Company,

MarkWest Blackhawk, L.L.C., a Texas limited liability company (“Blackhawk LLC”), MarkWest Buffalo Creek Gas Company, L.L.C., an Oklahoma limited liability company (“Buffalo Creek LLC”),  MarkWest Energy Appalachia, L.L.C., a Delaware limited liability company (“Appalachia LLC”), MarkWest Energy East Texas Gas Company, L.L.C., a Delaware limited liability company (“East Texas LLC”), MarkWest Energy South Texas Gas Company, L.L.C., a Delaware limited liability company (“South Texas LLC”), MarkWest Gas Marketing, L.L.C., a Texas limited liability company (“Gas Marketing LLC”), MarkWest Gas Services, L.L.C., a Texas limited liability company (“Gas Services LLC”), MarkWest Javelina Company, L.L.C., a Texas limited liability company (“Javelina Company LLC”), MarkWest Javelina Pipeline Company, L.L.C., a Texas limited liability company (“Javelina Pipeline LLC”), MarkWest Liberty Gas Gathering, L.L.C., a Delaware limited liability company (“Liberty LLC”), MarkWest Marketing, L.L.C., a Delaware limited liability company (“MarkWest Marketing LLC”), MarkWest McAlester, L.L.C., an Oklahoma limited liability company (“McAlester LLC”), MarkWest Michigan Pipeline Company, L.L.C., a Michigan limited liability company (“Michigan Pipeline LLC”), MarkWest Mountaineer Pipeline Company, L.L.C., a Delaware limited liability company (“Mountaineer LLC”), MarkWest New Mexico, L.L.C., a Texas limited liability company (“New Mexico LLC”), MarkWest Oklahoma Gas Company, L.L.C., an Oklahoma limited liability company (“Oklahoma LLC”), MarkWest Pinnacle, L.L.C., a Texas limited liability company (“Pinnacle LLC”), MarkWest Pipeline Company, L.L.C., a Texas limited liability company (“Pipeline LLC”), MarkWest PNG Utility, L.L.C., a Texas limited liability company (“PNG Utility LLC”), MarkWest Power Tex, L.L.C., a Texas limited liability company (“Power Tex LLC”), MarkWest Ranger Pipeline Company, L.L.C., a Delaware limited liability company (“Ranger LLC”), MarkWest Texas LPG Pipeline, L.L.C., a Texas limited liability company (“Texas LPG LLC”), MarkWest Texas PNG Utility, L.L.C., a Texas limited liability company (“Texas PNG LLC”), MarkWest Utica Operating Company, L.L.C., a Delaware limited liability company (“MarkWest Utica LLC”), West Shore Processing Company, L.L.C., a Michigan limited liability company (“West Shore LLC”) and Matrex, L.L.C., a Michigan limited liability company (“Matrex LLC”) are collectively referred to as the “Guarantors.”  The Issuers and the Guarantors are referred to collectively herein as the “MarkWest Entities.”

1.              Representations and Warranties of the MarkWest Entities.  The MarkWest Entities jointly and severally represent and warrant to and agree with the Underwriters that:

(a)                                 Registration Statement, Preliminary Prospectus and Prospectus.  A Registration Statement on Form S-3 (File No. 333-184605), relating to securities to be issued from time to time by the Issuers, including the Notes (as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits thereto, the “Registration Statement”) (i) has been prepared by the Issuers in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  Copies of the Registration Statement and any amendment thereto have been delivered by the Issuers to the Representative.  As used in this Agreement:

(i)                                     “Applicable Time” means 4:15 p.m., New York City time, on May 28, 2015, which the Underwriters have informed the Issuers and their counsel is a time prior to the first sale of the Securities;

(ii)                                  “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)                               “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the offering of the Securities;

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, (i) the most recent Preliminary Prospectus, (ii) the Final Term Sheet (as defined below), in substantially the form set forth on Schedule I hereto and (iii) any other Issuer Free Writing Prospectus filed or used by the Issuers on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations; and

(vi)                              “Prospectus” means the final prospectus relating to the Securities included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any prospectus supplement thereto relating to the Notes.

Any reference to the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the latest Effective Date of the Registration Statement, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or in the case of the Pricing Disclosure Package, as of the Applicable Time.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in the Registration Statement, such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement, as such annual report may be amended or modified. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or threatened by the Commission.  The Commission has not notified the Issuers of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act.

(b)                                 Use of Form S-3; No Stop Orders.  The Issuers meet the requirements for use of Form S-3 under the Securities Act.  As of the Effective Date and the date of this Agreement, the Issuers met, and as of the Closing Date (as defined below), the Issuers will meet, the requirements of Form S-3 pursuant to the standards for that form prior to October 21, 1992.  Without limiting the generality of the foregoing, as of such dates, the Partnership has been or will be timely in meeting its reporting obligations under the Exchange Act during the immediately preceding 12 months and has or will have an aggregate market capitalization held by non-affiliates of greater than $150 million.  Neither Issuer is an “ineligible issuer” in connection with the offering of the Securities pursuant to Rules 164, 405 and 433 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the knowledge of the MarkWest Entities, threatened by the Commission.  The Issuers have complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.

(c)                                  Status as “Well-Known Seasoned Issuer.”  The Partnership was (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time either Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, a “well-known seasoned issuer” (as defined in Rule 405).  Neither Issuer was, at the earliest time after the filing of the Registration Statement at which the Issuers or another offering participant made a bona fide offer relating to the Securities, an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was not initially filed earlier than the date that is three years prior to the Closing Date.

(d)                                 Registration Statement Conforms to Requirements of Securities Act and Trust Indenture Act.  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations.  The Registration Statement and the Prospectus conform in all material respects to the requirements applicable to them under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(e)                                  No Omissions or Material Misstatements in Registration Statement.  The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(f)                                   No Omissions or Material Misstatements in Prospectus.  The Prospectus will not, as of its date and on the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(g)                                  No Omissions or Material Misstatements in Documents Incorporated by Reference.  The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 No Omissions or Material Misstatements in Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(i)                                     No Omissions or Material Misstatements in Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the remainder of the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from any Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations) in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(j)                                    Free Writing Prospectus Conforms to Requirements of Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Issuers have complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Issuers have not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Issuers have retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Issuers filed the Registration Statement before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 of the Securities Act.  The Issuers have taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Securities will not be required to be filed pursuant to the Rules and Regulations.

(k)                                 Formation and Due Qualification of the Partnership.  The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Pricing Disclosure Package and the Prospectus.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the MarkWest Entities, taken as a whole (“Material Adverse Effect”), or on the performance by the MarkWest Entities of their obligations under the Securities.

(l)                                     Formation and Due Qualification of the Subsidiaries.  Each of the Subsidiaries (other than Bright Star Partnership, a Texas general partnership (“Bright Star”), and Wirth Gathering, an Oklahoma general partnership (“Wirth Gathering”)) has been duly formed and is validly existing in good standing as a corporation or limited liability company, as the case may be, under the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “Delaware LLC Act”), the

Texas Business Organizations Code (the “TBOC”), the Michigan Limited Liability Company Act (the “Michigan LLC Act”) or the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”), as applicable. Each of Bright Star and Wirth Gathering has been duly formed and is validly existing as a general partnership under the laws of the State of Texas and the State of Oklahoma, respectively.  Each Subsidiary has full corporate, limited liability company or partnership power, as the case may be, and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus.  Each Subsidiary is duly registered or qualified as a foreign corporation, limited liability company or partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, have a Material Adverse Effect.

(m)                             General Partner of the Partnership.  MarkWest Energy GP is the sole general partner of the Partnership with all necessary limited liability company power and authority to act as the general partner of the Partnership.

(n)                                 Capitalization of the Partnership.  As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 186,751,224 Common Units, 22,640,000 Class A Units and 11,972,634 Class B Units, as such terms are defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as amended by Amendment No. 1 thereto and as may be further amended or restated at or prior to the Closing Date, the “Partnership Agreement”).  All outstanding Common Units, Class A Units and Class B Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Prospectus).

(o)                                 Capitalization of Subsidiaries.  The issued and outstanding membership interests, general partner interests and capital stock, as applicable, of each Subsidiary (i) have been duly authorized and validly issued in accordance with its partnership agreement or limited liability company agreement (collectively with the Partnership Agreement, the “Constituent Agreements”), the certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively with the Constituent Agreements and the Certificate of Limited Partnership of the Partnership, the “Constituent Documents”), as applicable, (ii) are fully paid (to the extent required under the Constituent Agreements) and (iii) are non-assessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, Sections 2033 and 2035 of the Oklahoma LLC Act, Section 101.206 of the TBOC or Section 450.4308 of the Michigan LLC Act, as applicable).

(p)                                 Ownership of the Subsidiaries.  The Partnership directly or indirectly owns the partnership interests, membership interests and capital stock, as applicable, in the Subsidiaries as described in the Pricing Disclosure Package and in the Prospectus, in each case free and clear of all liens, encumbrances, security interests, equities, charges or other adverse claims (“Liens”), except as may arise under the Amended and Restated Credit Agreement dated as of July 1, 2010 (as amended and supplemented through Amendment No. 7 thereto, and as may be further amended and supplemented through the date hereof, the “Credit Agreement”) among the Partnership, Wells Fargo Bank, National Association, as administrative agent, RBC Capital Markets Corporation, as syndication agent, and the other parties named therein, or as described in the Pricing Disclosure Package and the Prospectus.

(q)                                 No Other Subsidiaries.  Other than equity interests in the Subsidiaries, none of the MarkWest Entities owns, and at the Closing Date, none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(r)                                    Authority and Authorization.  Each of the MarkWest Entities has all requisite power and authority to execute and deliver each of this Agreement, the Notes (including each Guarantee set forth therein), the Base Indenture and the Fifteenth Supplemental Indenture (collectively, the “Transaction Documents”), and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(s)                                   The Indenture.  The Indenture has been duly qualified under the Trust Indenture Act. The Fifteenth Supplemental Indenture has been duly authorized by each of the MarkWest Entities. The Base Indenture has been duly authorized, executed and delivered by each of the MarkWest Entities party thereto and, assuming due authorization, execution and delivery of the Base Indenture by the Trustee, when the Fifteenth Supplemental Indenture has been duly authorized by the Trustee, and duly executed and delivered by the parties thereto, the Indenture will constitute a valid and legally binding agreement of each of the MarkWest Entities enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).

(t)                                    The Notes and the Guarantees.  The Notes have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions; and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions; and will be entitled to the benefits of the Indenture.

(u)                                 Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the MarkWest Entities and constitutes a valid and binding agreement of each of the MarkWest Entities.

(v)                                 Constituent Agreements.  The Constituent Agreements of each of the MarkWest Entities have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by the Enforceability Exceptions.

(w)                               No Conflicts.  The execution, delivery and performance by each of the MarkWest Entities of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by it with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of its respective Constituent Document, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(x)                                 No Consents Required.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the MarkWest Entities or any of their respective properties is required for the execution, delivery and performance by each of the MarkWest Entities of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by it with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained and (iii) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(y)                                 No Violation or Default.  None of the MarkWest Entities is in (i) violation of its Constituent Documents, as applicable, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of either of the MarkWest Entities to perform their respective obligations under this Agreement.  To the knowledge of the MarkWest Entities, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(z)                                  Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.

(aa)                          Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, which has certified certain financial statements of the Partnership and delivered its opinion with respect to certain audited financial statements and schedules included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the Rules and Regulations and the rules of the Public Company Accounting Oversight Board.

(bb)                          Financial Statements.  At March 31, 2015, the Partnership would have had, on an actual, as adjusted and as further adjusted basis as indicated in the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.  The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein.  No other financial statements are required by the Securities Act or the Exchange Act to be included in the Pricing Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Each “forward-looking statement” included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), if any, has been made or reaffirmed with a reasonable basis and in good faith.

(cc)         Statistical and Market Data.  Nothing has come to the attention of the MarkWest Entities that has caused the MarkWest Entities to believe that the statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(dd)         Certain Relationships.  Except as described in the Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among any of the MarkWest Entities, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the MarkWest Entities, on the other hand, that is required to be described in the Pricing Disclosure Package or the Prospectus that is not so described.

(ee)         No Material Adverse Change.  Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the MarkWest Entities has sustained since the date of the latest audited financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, (i) none of the MarkWest Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the MarkWest Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the MarkWest Entities, taken as a whole and (iii) there has not been any material adverse change, or any development involving or that may reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the business, prospects, properties, management, condition (financial or other), partners’ capital, net worth or results of operations of the MarkWest Entities, taken as a whole.

(ff)          Legal Proceedings; Filing of Exhibits.  There are no legal or governmental proceedings pending or, to the knowledge of the MarkWest Entities, threatened against any of the MarkWest Entities, or to which any of the MarkWest Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Rules and Regulations.

(gg)         Title to Properties.  The MarkWest Entities have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as owned by the MarkWest Entities, free and clear of all Liens, except such Liens as (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the MarkWest Entities, (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) are described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus.

(hh)         Rights-of-Way.  Each of the MarkWest Entities has such consents, easements, rights-of-way, permits or licenses (collectively, “rights-of-way”) from each person  as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, each of the MarkWest Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the MarkWest Entities, taken as a whole.

(ii)           Permits.  Each of the MarkWest Entities has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and except for any permits that are of a routine or administrative nature that are expected in the reasonable judgment of MarkWest Energy GP to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; each of the MarkWest Entities has fulfilled and performed all its material obligations with respect to such permits that are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure

Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to the MarkWest Entities, taken as a whole.

(jj)           Books and Records; Accounting Controls.  Except as described in the Pricing Disclosure Package and the Prospectus, the Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)         Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure and (iii) except as described in the Pricing Disclosure Package and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ll)           No Adverse Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries audited by Deloitte & Touche LLP, the Partnership has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data, or any material weaknesses in internal controls except as described in the Pricing Disclosure Package and the Prospectus or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

(mm)      Sarbanes-Oxley Act of 2002.  There is and has been no failure on the part of the Partnership or any of the directors or officers of MarkWest Energy GP, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(nn)         Tax Returns.  Each of the MarkWest Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(oo)         Investment Company.  None of the MarkWest Entities is now, and after sale of the Securities to be sold hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the MarkWest Entities will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(pp)         Environmental Compliance.  Except as described in the Pricing Disclosure Package and the Prospectus, the MarkWest Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials (as defined below), except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(qq)         No Labor Dispute.  No labor dispute with the employees of the MarkWest Entities exists or, to the knowledge of the MarkWest Entities, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(rr)           Insurance.  The MarkWest Entities maintain insurance covering the properties, operations, personnel and businesses of the MarkWest Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the MarkWest Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(ss)          Litigation.  Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the MarkWest Entities, threatened, to which any of the MarkWest Entities is or may be a party or to which the business or property of any of the MarkWest Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the MarkWest Entities, proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the MarkWest Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and delivery of the Securities, or (C) in any manner draw into question the validity of this Agreement.

(tt)           Distribution of Prospectus.  None of the MarkWest Entities has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the offering of the Notes, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(j) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(uu)         No Stabilization.  Except as stated in this Agreement and the Prospectus, none of the MarkWest Entities has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any other security of the Issuers to facilitate the sale or resale of the Securities.

(vv)         Significant Subsidiaries.  The Partnership has no subsidiaries other than the Operating Company, MarkWest Hydrocarbon, MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company (“Liberty Midstream LLC”), Appalachia LLC, Oklahoma LLC, East Texas LLC, MarkWest Utica EMG, L.L.C., a Delaware limited liability company and MarkWest Liberty Bluestone, L.L.C., a Delaware limited liability company (collectively, the “Significant Subsidiaries”), which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Rule 405 under the Act).

(ww)       No Unlawful Payments.  None of the Partnership or any of the MarkWest Entities that are, directly or indirectly, wholly owned by the Partnership (the Partnership and such entities, collectively, the “Wholly Owned Entities”) nor any officer or director of the Wholly Owned Entities, nor, to the knowledge of the Wholly Owned Entities, any agent, employee or other person associated with or acting on behalf of any of the Wholly Owned Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption law to which they may be subject or (iv) made, offered, authorized or approved any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; each of the Wholly Owned Entities has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws as are applicable to the MarkWest Entities.

(xx)         No Restrictions on Subsidiaries.  Except as set forth in (i) the Constituent Documents, (ii) the Transaction Documents, (iii) the First Supplemental Indenture dated as of November 2, 2010 by and among the Partnership, Finance Corp, the subsidiary guarantors referred to therein and the Trustee, as amended and supplemented, (iv) the Second Supplemental Indenture dated as of February 24, 2011 by and among the Partnership, Finance Corp, the subsidiary guarantors referred to therein and the Trustee, as amended and supplemented, (v) the Fifth Supplemental Indenture dated as of November 3, 2011 by and among the Partnership, Finance Corp, the subsidiary guarantors referred to therein and the Trustee, as amended and supplemented, (vi) the Eighth Supplemental Indenture, dated as of August 10, 2012, by and among the Partnership, Finance Corp, the subsidiary guarantors referred to therein and the Trustee, as amended and supplemented, (vii) the Tenth Supplemental Indenture dated January 10, 2013 by and among the Partnership, Finance Corp, the subsidiary guarantors referred to therein and the Trustee, as amended and supplemented, (ix) the Thirteenth Supplemental Indenture dated November 21, 2014 by and among the Partnership, Finance Corp, the subsidiary guarantors referred to therein and the Trustee, as amended and supplemented and (x) the Credit Agreement or the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s capital stock or equity interest, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s properties or assets to the Partnership or any other Subsidiary of the Partnership.

(yy)         Money Laundering Laws. The operations of the Wholly Owned Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Wholly Owned Entities conduct business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Wholly Owned Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Wholly Owned Entities, threatened.

(zz)         OFAC. None of the Wholly Owned Entities nor, to the knowledge of the Wholly Owned Entities, any director, officer, agent, affiliate or employee of the Wholly Owned Entities is currently the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Wholly Owned Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose by the Wholly Owned Entities of funding or facilitating any activities or business of or with any person or entity, or in any country or territory, that is the subject of sanctions administered by OFAC.

Any certificate signed by any officer of any MarkWest Entity and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by such MarkWest Entity to each Underwriter as to the matters covered thereby.

2.     Agreements to Sell and Purchase.   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, the principal amount of Notes set forth opposite such Underwriter’s name on Schedule III hereto at a purchase price equal to 98.06767% of the principal amount thereof, plus accrued interest, if any, from the Closing Date.

3.     Delivery and Payment.  Delivery of and payment for the Notes shall be made at the office of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002 at 9:00 a.m., Houston time, on June 2, 2015, or at such other location and time on the same or such other date not more than ten business days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Issuers or as provided in Section 10 hereof (such date and time of delivery and payment for the Notes being herein called the “Closing Date”).  Delivery of the Notes shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Notes.

4.     Public Offering.   The Issuers are advised by the Representative that the Underwriters propose to make a public offering of the Notes as soon as in the Representative’s judgment is advisable.  The Issuers are further advised by the Representative that the Notes are to be offered to the public upon the terms set forth in the Prospectus.

5.     Covenants of the MarkWest Entities and the Underwriters.  (a) The MarkWest Entities covenant and agree with the several Underwriters that:

(i)            The Issuers will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations.

(ii)           The Issuers will deliver to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, and any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Issuers will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the

Underwriters may reasonably request for the purposes contemplated by the Securities Act; if there is a post-effective amendment to the Registration Statement that is not effective under the Securities Act, the Issuers will use their best efforts to cause such post-effective amendment to the Registration Statement to become effective as promptly as possible, and they will notify the Representative, promptly after they shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Issuers will promptly advise the Representative of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the Commission or any state or other jurisdiction or other regulatory body of any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the most recent Preliminary Prospectus or the Prospectus or the institution of any proceeding for that purpose pursuant to Section 8A of the Securities Act or suspending the qualification or registration of the Securities for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, or of the receipt by the Issuers of any notice of any objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act of which the Issuers shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Securities; and the Issuers will use their best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(iii)          The Issuers will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Notes filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Issuers shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Issuers will promptly notify the Representative after they shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(iv)          During the period when a prospectus relating to the Securities is required to be delivered under the Securities Act by any Underwriter or any dealer, the Issuers will comply, at their own expense, with all requirements imposed by the Securities Act and the Rules and Regulations, so far as necessary, to permit the continuance of sales of or dealing in the Securities during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(v)           If, during the period when a prospectus relating to any of the Securities is required to be delivered under the Securities Act by any Underwriter or any dealer, (A) any event relating to or affecting either Issuer or of which the Issuers shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Issuers or counsel for the Underwriters, the Prospectus (or the Pricing Disclosure Package if the Prospectus has not yet been filed pursuant to the Act) as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it shall be necessary to amend or supplement the Registration Statement or the Prospectus (or the Pricing Disclosure Package if the Prospectus has not yet been filed pursuant to the Act) to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder, the Issuers will forthwith at their expense prepare and file with the Commission, and furnish to the Underwriter a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(vi)          During the period when a prospectus relating to any of the Securities is required to be delivered under the Securities Act by any Underwriter or any dealer, the Issuers will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriter may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Issuers shall not be required to qualify as a foreign corporation, to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(vii)         In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Issuers will make generally available to their security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(viii)        The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by an independent registered public accounting firm and quarterly reports containing financial statements and financial information, which may be unaudited.  The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriter a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Notes or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Securities Act or the Exchange Act.  The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Partnership’s financial statements.  Any report, document or other information required to be furnished or made available under this paragraph (viii) shall be furnished as soon as practicable after such report, document or information becomes publicly available.

(x)           The Issuers will apply the proceeds from the sale of the Notes as set forth in the description under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus.

(xi)          The Issuers will promptly provide the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Securities Act.

(xii)         The Issuers agree to prepare a final term sheet (the “Final Term Sheet”), containing a description of the final terms of the Notes and the offering thereof, in the form approved by the Representative and attached as Schedule I hereto, and to file such term sheet pursuant to Rule 433 under the Securities Act within the time required by such Rule.

(xiii) The Issuers have complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.  The Issuers represent that they have satisfied and agree that they will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.  The Issuers agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuers will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuers through the Representative by or on behalf of any Underwriter specifically for inclusion therein.

(xiv) During the period from the date hereof through and including the date that is 90 days after the date hereof, the Issuers and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers or any of the Guarantors that are substantially similar to the Securities.

(b)                                 The Underwriters severally covenant and agree with the MarkWest Entities that:

(i)                                     Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuers and the Representative, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus required to be filed with the Commission.  Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuers and the Representative (other than the Final Term Sheet) constitutes a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

(ii)                                  Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriters without the prior consent of the Issuers; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Issuers with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b)(ii), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.              Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the MarkWest Entities agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Issuers’ counsel and the Partnership’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, it being understood and agreed that the Preliminary Prospectus and Prospectus shall not be printed in book form, and the mailing and delivering of copies thereof to the Underwriter and dealers, (b) all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky Memorandum and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky Memorandum, (d)  any fees charged by rating agencies for rating the Notes, (e) the costs and charges of any transfer agent, registrar or depositary, (f) the costs and expenses of the Issuers relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including without limitation expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the MarkWest Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show, (g) the fees and expenses of the Trustee and paying agent (including related fees and expenses of any counsel for such parties) and (h) all other costs and expenses incident to the performance of the obligations of the MarkWest Entities hereunder for which provision is not otherwise made in this Section 6.  It is understood, however, that except as provided in this Section 6 or in Section 11, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

7.              Conditions to the Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the MarkWest Entities contained herein, to the performance by the MarkWest Entities of their obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made.  All material required to be filed by the Issuers pursuant to Rule 433(d) under the Securities Act (including, without limitation, the Final Term Sheet) shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act.  No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Issuers or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)                                 No Underwriter shall have advised the Issuers on or prior to the Closing Date that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and, in the case of the Registration Statement, is required to be stated therein, or, in all other cases, is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  On the Closing Date, the Representative shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Issuers, addressed to the Representative and dated the Closing Date in substantially the form of Exhibit A hereto.

(d)                                 On the Closing Date, the Representative shall have received the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., opining as to the law of Oklahoma, addressed to the Representative and dated the Closing Date, in substantially the form of Exhibit B hereto. In rendering such opinion, such counsel shall state that each of the MarkWest Entities, Vinson & Elkins L.L.P. and Latham & Watkins LLP are hereby authorized to rely upon such opinion letter as if such opinion letter were addressed and delivered to each of them.

(e)                                  The Representative shall have received on the Closing Date, from Latham & Watkins LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date with respect to such matters as the Representative may reasonably require; and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 7 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(f)                                   At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP, independent registered public accountants, a letter or letters dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than five days prior to the date of such letter.

(g)                                  On the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (f) of this Section 7, except that the date referred to in the proviso in Section 7(f) hereof shall be a date not more than three business days prior to the Closing Date.

(h)                                 Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the MarkWest Entities shall have sustained since the date of the latest financial statements included in the Registration Statement, Preliminary Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement, Preliminary Prospectus and the Prospectus, none of the MarkWest Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the issued and outstanding equity interests or short-term or long-term debt of the MarkWest Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material or adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(i)                                     The Underwriters shall have received on the Closing Date a certificate of each of the Issuers, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of MarkWest Energy GP and signed on behalf of Finance Corp by its Chief Executive Officer and Chief Financial Officer, each dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Notes, and this Agreement and that:

(i)                                 the representations and warranties of the MarkWest Entities in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Partnership or Finance Corp, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the MarkWest Entities’ knowledge, threatened;

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus; and

(iv)                              in their opinion, (1) the Registration Statement, as of the most recent Effective Date, (2) the Prospectus, as of the date of the Prospectus and as of the Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(j)                                    The Representative shall have received on and as of the Closing Date a certificate of an executive officer of each of the Guarantors to the effect that (i) such officer has reviewed the Pricing Disclosure Package and Prospectus, (ii) the representations and warranties of such Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and (iii) such Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(k)                                 The MarkWest Entities shall not have failed, refused, or been unable, at or prior to the Closing Date to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to the Closing Date.

(l)                                     The Issuers shall have furnished to the Representative at the Closing Date such further information, opinions, certificates, letters and documents as the Underwriter may have reasonably requested.

(m)                             There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization,” as that term is used by the Commission for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(n)                                 The Issuers, the Guarantors and the Trustee shall have executed and delivered the Indenture, the Issuers shall have executed and delivered the Notes and the Guarantors shall have executed and delivered the Guarantees.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representative and to Latham & Watkins LLP, counsel for the Underwriters.  The Issuers will furnish the Representative with such signed and conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

If any of the conditions specified above in this Section 7 shall not have been satisfied at or prior to the Closing Date or waived by the Representative in writing, this Agreement may be terminated by the Representative on notice to the Issuers.

8.              Indemnification and Contribution.

(a)                                 The MarkWest Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each selling agent of any Underwriter who has, or who is alleged to have, participated in the distribution of Securities as an Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any information that the Issuers have filed, or are required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Issuers through the Representative by or on behalf of any Underwriter expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the MarkWest Entities and each of their directors, each of their officers who sign the Registration Statement and each person, if any, who controls the MarkWest Entities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the MarkWest Entities to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Issuers through the Representative by or on behalf of any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto. Each of the MarkWest Entities acknowledges that the statements set forth (i) on the cover page regarding delivery of the Notes and (ii) under the heading “Underwriting (Conflicts of Interest),” (A) the sentences related to concessions and (B) the paragraph related to stabilization, in each case contained in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act or who are selling agents of any Underwriter and (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the MarkWest Entities, their directors, their officers who sign the Registration Statement and each person, if any, who controls the MarkWest Entities within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons, affiliates and selling agents of any Underwriter, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the MarkWest Entities, and such directors, officers and control persons of the MarkWest Entities, such firm shall be designated in writing by the Issuers. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the MarkWest Entities on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the MarkWest Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the MarkWest Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the MarkWest Entities and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes.  The relative fault of the MarkWest Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the MarkWest Entities or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Notes they have purchased hereunder, and not joint.

(e)                                  The MarkWest Entities and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the MarkWest Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any affiliate of any Underwriter or any selling agent of any Underwriter, or by or on behalf of the MarkWest Entities, each of their officers or directors or any person controlling the MarkWest Entities and (iii) acceptance of and payment for any of the Notes.

9.              Termination.  The Underwriters may terminate this Agreement by notice given by the Representative to the Issuers, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Issuers shall have been suspended on any exchange or in any over-the-counter market other than resulting from an event described in clause (i) above, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus.

10.       Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased pursuant hereto, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule III bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Notes and the principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased pursuant hereto, and arrangements satisfactory to the Representatives and the Issuers for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the MarkWest Entities, except that the MarkWest Entities will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. In any such case, the Representatives or the MarkWest Entities shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule III hereto that, pursuant to this Section 10, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

11.       Reimbursement of Underwriter’s Expenses.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriters (other than as a result of the events described in Section 9 or Section 10), or any of them because of any failure or refusal on the part of the MarkWest Entities to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the MarkWest Entities shall be unable to perform their respective obligations under this Agreement, the MarkWest Entities will reimburse the Underwriters, or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.       Research Analyst Independence.  The MarkWest Entities acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuers and/or the offering that differ from the views of their respective investment banking divisions.  The MarkWest Entities hereby waive and release, to the fullest extent permitted by law, any claims that the MarkWest Entities may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the MarkWest Entities by such Underwriters’ investment banking divisions.  The MarkWest Entities acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.       No Fiduciary Duty.  The MarkWest Entities acknowledge and agree that in connection with this offering and sale of the Notes or any other services the Underwriter may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the MarkWest Entities and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the MarkWest Entities, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the MarkWest Entities, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the MarkWest Entities shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the MarkWest Entities.  The MarkWest Entities hereby waive any claims that they may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14.       Notices, Etc.  All communications hereunder shall be in writing and effective only upon receipt and shall be delivered, mailed or sent to the addresses set forth as follows:

To the Underwriter:	Wells Fargo Securities, LLC
301 S. College Street
Charlotte, North Carolina 28288
Attention: High Yield Syndicate
Fax: (704) 410-4784

To the Issuers:	MarkWest Energy Partners, L.P.
1515 Arapahoe Street, Tower I
Suite 1600
Denver, Colorado 80202-2126
Attn: Nancy K. Buese
Fax: (303) 925-9308

With a copy to:	Cory Bromley
Fax: (303) 925-9308

15.  Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the MarkWest Entities and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the MarkWest Entities contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 of the Securities Act who has, or who is alleged to have, participated in the distribution of Securities as an underwriter and (B) the representations, warranties, indemnities and agreements of the Underwriters contained in Section 5(b) and Section 8(b) of this Agreement shall be deemed to be for the benefit the respective directors, managers and officers of the MarkWest Entities, the officers of the MarkWest Entities who have signed the Registration Statement and any person controlling any of the MarkWest Entities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.  Survival.  The respective indemnities, representations, warranties and agreements of the MarkWest Entities and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18.  Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

19.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.  Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement between the MarkWest Entities, on the one hand, and the Underwriters, on the other hand, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ISSUERS:

MARKWEST ENERGY FINANCE CORPORATION

By:		/s/ Nancy K. Buese
Name:		Nancy Buese
Title:		Executive Vice President and Chief Financial Officer

MARKWEST ENERGY PARTNERS, L.P.

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:		/s/ Nancy K. Buese
Name:		Nancy Buese
Title:		Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

GUARANTORS:

MARKWEST HYDROCARBON, INC.

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MARKWEST ENERGY GP, L.L.C.

By:	/s/ Nancy K. Buese
Name:	Nancy Buese

Title:	Executive Vice President and Chief Financial Officer

MASON PIPELINE LIMITED LIABILITY COMPANY

	By:	MarkWest Hydrocarbon, Inc.,
its Sole Member

By:	/s/ Nancy K. Buese
Name:	Nancy Buese

Title:	Executive Vice President and Chief Financial Officer

MARKWEST ENERGY OPERATING COMPANY, L.L.C.

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

MARKWEST BLACKHAWK, L.L.C.

MARKWEST ENERGY APPALACHIA, L.L.C.

MARKWEST ENERGY EAST TEXAS GAS COMPANY, L.L.C.

MARKWEST ENERGY SOUTH TEXAS GAS COMPANY, L.L.C.

MARKWEST GAS MARKETING, L.L.C.

MARKWEST GAS SERVICES, L.L.C.

MARKWEST JAVELINA COMPANY, L.L.C.

MARKWEST JAVELINA PIPELINE COMPANY, L.L.C.

MARKWEST LIBERTY GAS GATHERING, L.L.C.

MARKWEST MARKETING, L.L.C.

MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.

MARKWEST MOUNTAINEER PIPELINE COMPANY, L.L.C.

MARKWEST NEW MEXICO, L.L.C.

MARKWEST OKLAHOMA GAS COMPANY, L.L.C.

MARKWEST PINNACLE, L.L.C.

MARKWEST PIPELINE COMPANY, L.L.C.

MARKWEST PNG UTILITY, L.L.C.

MARKWEST POWER TEX, L.L.C.

MARKWEST TEXAS LPG PIPELINE, L.L.C.

MARKWEST TEXAS PNG UTILITY, L.L.C.

MARKWEST UTICA OPERATING COMPANY, L.L.C.

WEST SHORE PROCESSING COMPANY, L.L.C.

	By:	MarkWest Energy Operating Company, L.L.C., its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

MATREX, L.L.C.

	By:	West Shore Processing Company L.L.C.,
its Sole Member and Manager

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member and Manager

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MARKWEST MCALESTER, L.L.C. MARKWEST BUFFALO CREEK GAS COMPANY, L.L.C.

	By:	MarkWest Oklahoma Gas Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Operating Company, L.L.C.,
its Managing Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

MARKWEST RANGER PIPELINE COMPANY, L.L.C.

	By:	MarkWest Energy Appalachia, L.L.C.,
its Sole Member

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy K. Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

WELLS FARGO SECURITIES, LLC

As Representative of the several Underwriters
listed in Schedule III hereto.

By:	/s/ Derek N. Swanson
	Name:	Derek N. Swanson
	Title:	Vice President

Signature Page to Underwriting Agreement

SCHEDULE I

ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration No. 333-184605

May 28, 2015

Pricing Term Sheet

4.875% Senior Notes due 2025

Issuers:	MarkWest Energy Partners, L.P. MarkWest Energy Finance Corporation
Guarantees:	Unconditionally guaranteed by certain subsidiaries of MarkWest Energy Partners, L.P.
Security Type:	Senior Unsecured Notes
Form:	SEC Registered
Pricing Date:	May 28, 2015
Settlement Date:	June 2, 2015
Maturity Date:	June 1, 2025
Principal Amount:	$1,200,000,000
Yield to Maturity:	5.00%
Coupon:	4.875%
Public Offering Price:	99.026%, plus accrued interest, if any, from June 2, 2015
Gross Proceeds:	$1,188,312,000
Net Proceeds (before expenses):	$1,176,812,000
Redemption Provisions:

At any time prior to March 1, 2025, the Issuers may redeem, at their option, all or part of the notes at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest from the redemption date to March 1, 2025 (exclusive of accrued interest) at a discount rate of Treasury plus 50 basis points, plus, in each case, any accrued but unpaid interest to the date of redemption.

On or after March 1, 2025 the Issuers may redeem, at their option, all or part of the notes at any time, at a price of 100% of the principal amount of the notes, plus any accrued but unpaid interest to the date of redemption.

Interest Payment Dates:	June 1 and December 1, commencing December 1, 2015
Interest Payment Record Dates:	May 15 and November 15
Change of Control:	Put at 101% of principal plus accrued interest
Denominations:	$2,000 and integral multiples of $1,000
CUSIP / ISIN:	CUSIP: 570506AT2 ISIN: US570506AT24
Joint Book-Running Managers:

Wells Fargo Securities, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

UBS Securities LLC

SCHEDULE I-1

Co-Managers	BBVA Securities Inc. BNP Paribas Securities Corp. Capital One Securities, Inc. Comerica Securities, Inc. Natixis Securities Americas LLC PNC Capital Markets LLC SMBC Nikko Securities America, Inc.

Additional Information:

The Issuers have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the Issuers, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Shareowner Services toll-free at 1-800-468-9716.

SCHEDULE I-2

SCHEDULE II

Entity	State of Incorporation or Formation	Jurisdiction of Foreign Qualification
Bright Star Partnership	Texas	None
Centrahoma Processing LLC	Delaware	Oklahoma
MarkWest Blackhawk, L.L.C.	Texas	None
MarkWest Bluestone Ethane Pipeline, L.L.C.	Delaware	Pennsylvania
MarkWest Buffalo Creek Gas Company, L.L.C.	Oklahoma	Texas
MarkWest Energy Appalachia, L.L.C.	Delaware	Colorado, Kentucky, West Virginia
MarkWest Energy East Texas Gas Company, L.L.C.	Delaware	None
MarkWest Energy Finance Corporation	Delaware	None
MarkWest Energy GP, L.L.C.	Delaware	Colorado, Michigan, West Virginia
MarkWest Energy Partners, L.P.	Delaware	Colorado, Kentucky, Michigan, West Virginia
MarkWest Energy Operating Company, L.L.C.	Delaware	Colorado, Michigan, Ohio, West Virginia
MarkWest Energy South Texas Gas Company, L.L.C.	Delaware	Texas
MarkWest Energy West Texas Gas Company, L.L.C.	Delaware	Texas
MarkWest Gas Marketing, L.L.C.	Texas	None
MarkWest Gas Services, L.L.C.	Texas	None
MarkWest Hydrocarbon, Inc.	Delaware	Alabama, Colorado, Georgia, Indiana, Kentucky, Michigan, Mississippi, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia
MarkWest Javelina Company, L.L.C.	Texas	None
MarkWest Javelina Pipeline Company, L.L.C.	Texas	None
MarkWest Liberty Bluestone, L.L.C.	Delaware	Pennsylvania
MarkWest Liberty Ethane Pipeline, L.L.C.	Delaware	Pennsylvania
MarkWest Liberty Gas Gathering, L.L.C.	Delaware	Pennsylvania
MarkWest Liberty Midstream & Resources, L.L.C.	Delaware	Pennsylvania, West Virginia, Ohio and Colorado
MarkWest Mariner Pipeline, L.L.C.	Delaware	Pennsylvania
MarkWest Marketing, L.L.C.	Delaware	Oklahoma
MarkWest McAlester, L.L.C.	Oklahoma	None
MarkWest Michigan Pipeline Company, L.L.C.	Michigan	None
MarkWest Mountaineer Pipeline Company, L.L.C.	Delaware	West Virginia
MarkWest New Mexico, L.L.C.	Texas	None
MarkWest Ohio Fractionation Company, L.L.C.	Delaware	Ohio
MarkWest Oklahoma Gas Company, L.L.C.	Oklahoma	Texas
MarkWest Panola Pipeline, L.L.C.	Texas	None
MarkWest Pinnacle, L.L.C.	Texas	Louisiana, Mississippi, New Mexico
MarkWest Pioneer, L.L.C.	Delaware	Oklahoma
MarkWest Pipeline Company, L.L.C.	Texas	None
MarkWest PNG Utility, L.L.C.	Texas	None
MarkWest POET, L.L.C.	Delaware	Oklahoma
MarkWest Power Tex, L.L.C.	Texas	None
MarkWest Ranger Pipeline Company, L.L.C.	Delaware	Kentucky, West Virginia
MarkWest Texas LPG Pipeline, L.L.C.	Texas	None
MarkWest Texas PNG Utility, L.L.C.	Texas	None
MarkWest Utica EMG, L.L.C.	Delaware	Ohio
MarkWest Utica EMG Condensate, L.L.C.	Delaware	Ohio
MarkWest Utica Operating Company, L.L.C.	Delaware	None
Mason Pipeline Limited Liability Company	Michigan	None
Matrex, L.L.C.	Michigan	None
Mule Sidetracks, L.L.C.	Delaware	Pennsylvania, Ohio
Mule Tracts, L.L.C.	Delaware	Ohio, Pennsylvania, West Virginia
Ohio Condensate Company, L.L.C.	Delaware	Ohio
Ohio Gathering Company, L.L.C.	Delaware	Ohio
Panola Pipeline Company, LLC	Texas	None
West Relay Gathering Company, L.L.C.	Delaware	Oklahoma
West Shore Processing Company, L.L.C.	Michigan	Colorado
Wirth Gathering, a general partnership	Oklahoma	None

SCHEDULE II-1

SCHEDULE III

UNDERWRITERS

Name of Underwriter	Principal Amount of Securities
Wells Fargo Securities, LLC	$156,000,000
Barclays Capital Inc.	123,000,000
Citigroup Global Markets Inc.	72,000,000
Goldman, Sachs & Co.	72,000,000
J.P. Morgan Securities LLC	72,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	72,000,000
Morgan Stanley & Co. LLC	72,000,000
RBC Capital Markets, LLC	72,000,000
SunTrust Robinson Humphrey, Inc.	72,000,000
U.S. Bancorp Investments, Inc.	72,000,000
UBS Securities LLC	72,000,000
BBVA Securities Inc.	39,000,000
BNP Paribas Securities Corp.	39,000,000
Capital One Securities, Inc.	39,000,000
Comerica Securities, Inc.	39,000,000
Natixis Securities Americas LLC	39,000,000
PNC Capital Markets LLC	39,000,000
SMBC Nikko Securities America, Inc.	39,000,000
Total	$1,200,000,000

SCHEDULE III-1

Exhibit A

OPINION OF ISSUERS’ COUNSEL

(i)                                     The Partnership has been duly formed and is validly existing and in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Schedule II to this Agreement.

(ii)                                  Each of Finance Corp and MarkWest Hydrocarbon has been duly incorporated and is validly existing and in good standing as a corporation under the DGCL with all necessary corporate power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of Finance Corp and MarkWest Hydrocarbon is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth on Schedule II to this Agreement

(iii)                               Each of MarkWest Energy GP, the Operating Company, Appalachia LLC, East Texas LLC, South Texas LLC, Liberty LLC, MarkWest Marketing LLC, Mountaineer LLC, Ranger LLC and MarkWest Utica LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of MarkWest Energy GP, the Operating Company, Appalachia LLC, East Texas LLC, Liberty LLC, MarkWest Marketing LLC, Mountaineer LLC, Ranger LLC and MarkWest Utica LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Schedule II of this Agreement.

(iv)                              MarkWest Energy GP is the sole general partner of the Partnership with all necessary limited liability company power and authority to act as the general partner of the Partnership.

(v)                                 Each of Blackhawk LLC, Gas Marketing LLC, Gas Services LLC, Javelina Company LLC, Javelina Pipeline LLC, New Mexico LLC, Pinnacle LLC, Pipeline LLC, PNG Utility LLC, Power Tex LLC, Texas LPG LLC and Texas PNG LLC has been duly formed and is validly existing in good standing as a limited liability company under the Texas LLC Act or the TBOC, as applicable, with all necessary limited liability company power and authority to own or lease its properties and to conduct its business in all material respects as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Each of Blackhawk LLC, Gas Marketing LLC, Gas Services LLC, Javelina Company LLC, Javelina Pipeline LLC, New Mexico LLC, Pinnacle LLC, Pipeline LLC, PNG Utility LLC, Power Tex LLC, Texas LPG LLC and Texas PNG LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on Schedule II to this Agreement.

(vi)                              The issued and outstanding membership interests, general partner interests and capital stock, as applicable, of each Subsidiary (other than Buffalo Creek LLC, McAlester LLC, Michigan Pipeline LLC, Oklahoma LLC, Mason LLC, Matrex LLC, West Shore LLC and Wirth Gathering (collectively, the “Excluded Subsidiaries”)) (A) have been duly authorized and validly issued in accordance with its Constituent Documents, (B) are fully paid (to the extent required under the Constituent Agreements) and (C) are non-assessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, Article 5.09 of the Texas LLC Act or Section 101.206 of the TBOC)).

(vii)                           The Partnership directly or indirectly owns the general partner interests, membership interests and capital stock, as applicable, in the Subsidiaries in all material respects as described in the Pricing Disclosure Package and in the Prospectus, free and clear of all Liens (except Liens created by or arising under the Credit Agreement, the DGCL or the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership, the Operating Company, MarkWest Energy GP, MarkWest Hydrocarbon, Appalachia LLC, MarkWest Utica LLC or Liberty LLC as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Pinnacle LLC as debtor is on file in the office of the Secretary of State of the State of Texas or (C) otherwise known to such counsel, without independent investigation.

(viii)                    Each of the Constituent Documents, as applicable, to which any of the MarkWest Entities is a party has been duly authorized and validly executed and delivered by such entity that is a party thereto and, assuming due authorization, execution and delivery of each such agreement by each entity other than such parties, each of the Constituent Documents (other than any Constituent Document governed by law other than Texas or Delaware law), as applicable, constitutes a valid and legally binding agreement of the MarkWest Entities that are parties thereto, enforceable against such entity in accordance with its respective terms, subject to the Enforceability Exceptions.

(ix)                              Each of the MarkWest Entities (assuming due authorization by the Excluded Subsidiaries that are a party thereto) has all requisite power and authority to execute and deliver each of the Transaction Documents to which it is a party, and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(x)                                 Each of the Base Indenture and the Fifteenth Supplemental Indenture has been duly authorized, executed and delivered by each of the MarkWest Entities (except, with respect to the Base Indenture, Mountaineer LLC, Ranger LLC and MarkWest Utica LLC, which entities were not a party thereto) other than the Excluded Subsidiaries and, assuming due authorization, execution and delivery by the Excluded Subsidiaries and the Trustee, the Indenture constitutes a valid and legally binding agreement of each of the MarkWest Entities enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture is duly qualified under the Trust Indenture Act.

(xi)  The Notes have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms, subject to the Enforceability Exceptions; and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors (assuming due authorization of the Guarantees by the Excluded Subsidiaries party thereof) and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(xii)                           This Agreement has been duly authorized, executed and delivered by each of the MarkWest Entities (assuming due authorization by the Excluded Subsidiaries party thereto).

(xiii)                        None of the execution, delivery and performance by each of the MarkWest Entities of each of the Transaction Documents to which it is a party, the issuance and sale of the Notes (including the Guarantees) and compliance by it with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Partnership’s annual report on Form 10-K for the year ended December 31, 2014, the Partnership’s quarterly report on Form 10-Q for the quarter ended March 31, 2015 or any applicable current report on Form 8-K filed with the Commission after January 1, 2015, (B) result in any violation of the provisions of any Constituent Documents of the MarkWest Entities, as applicable, or (C) result in the violation of the DGCL, the Delaware LP Act, the Delaware LLC Act, the TBOC, other Texas law or federal law (provided that such counsel need not express any opinion with respect to compliance with any state securities or federal or state antifraud law) or, to such counsel’s knowledge, any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority known to such counsel, except, in the case of clauses (A) and (C) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv)                       The statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “Description of Notes” and “Description of Our Debt Securities” insofar as they purport to constitute summaries of the terms of the Notes are accurate summaries of the terms thereof in all material respects.

(xv)                          The statements set forth in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Partnership’s annual report on Form 10-K for the year ended December 31, 2013 (A) under the captions “Business—Regulatory Matters,” “Business—Environmental Matters,” “Certain U.S. Federal Income Tax Considerations,” “Investment in MarkWest Energy Partners by Employee Benefit Plans,” and “Certain ERISA Considerations,” insofar as they purport to constitute summaries of statutes, legal, governmental and regulatory proceedings, fairly summarize the matters described therein in all material respects and (B) under the captions “Description of Other Indebtedness,” insofar as they purport to constitute summaries of contracts and other documents, are accurate in all material respects.

(xvi)                       No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the DGCL, Delaware LP Act, the Delaware LLC Act, the TBOC or other Texas law or federal law is required for the execution, delivery and performance by each of the MarkWest Entities of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by it with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the qualification of the Fifteenth Supplemental Indenture under the Trust Indenture Act and such consents required under the Securities Act, the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

(xvii)                The Registration Statement became effective under the Securities Act on October 26, 2012; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xviii)                 The Registration Statement and the Prospectus, including documents incorporated by reference into the Prospectus and the Registration Statement, when filed with the Commission and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act, except that in each case such counsel need express no opinion with respect to the financial statements and other financial information data derived from financial data contained in or omitted from the Registration Statement or the Prospectus.

(xix)                       To the knowledge of such counsel, (A) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, threatened or contemplated to which any of the MarkWest Entities is or may be a party or to which any property of any of the MarkWest Entities is or may be subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not described as required by the Securities Act; and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(xx)                                      None of the MarkWest Entities organized in Delaware or Texas is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package will any of such entities be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the MarkWest Entities, the independent public accountants of the Partnership, the Representative and counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent as specifically described in the opinions in paragraphs (xiv) and (xv) above), based on the foregoing no facts have come to the attention of such counsel that causes such counsel to believe that:

(1)                                 the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(2)                                 the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(3)                                 the Prospectus, as of its date and on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes thereto and independent registered public accountants’ reports thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (ii) any other financial information derived from financial information included or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus, (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any documents incorporated by reference and (iv) the Form T-1 included as an exhibit to the Registration Statement.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the MarkWest Entities set forth in this Agreement and upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the DGCL, the Delaware LP Act, the Delaware LLC Act, the TBOC, other Texas law and New York law and express no opinion as to any law of any other jurisdiction, (D) with respect to the opinions expressed in paragraphs (i) through (iv) above as to the due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of each of the MarkWest Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Schedule II hereto (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to the Underwriters or their counsel), and

(E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other MarkWest Entities may be subject.

Exhibit B

OPINION OF OKLAHOMA COUNSEL

(i)                                     McAlester LLC has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date and to conduct its business in all material respects as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.  McAlester LLC is not qualified or registered as a foreign limited liability company in any jurisdiction.

(ii)                                  Oklahoma LLC has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date and to conduct its business in all material respects as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Oklahoma LLC is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Texas and no other jurisdiction.

(iii)                               Buffalo Creek LLC has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the Closing Date and to conduct its business in all material respects as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Buffalo Creek LLC is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Texas and no other jurisdiction.

(iv)                              The membership interests of Oklahoma LLC are represented by units.  The membership units of Oklahoma LLC are not evidenced by separate certificates, but by its limited liability company agreement and the books and records of Oklahoma LLC required to be maintained by the Oklahoma LLC Act and the limited liability company agreement of Oklahoma LLC.  The Operating Company directly owns of record 100% of the issued and outstanding membership interests in Oklahoma LLC; the membership interests of Oklahoma LLC have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as nonassessablity may be affected by §2030 and §2031 of the Oklahoma LLC Act); and the Operating Company owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Company as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma, or in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those (X) mentioned in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (Y) created by or arising under the Oklahoma LLC Act or (Z) arising under or identified in the Credit Agreement.

(v)                                 The membership interests of McAlester LLC are represented by units. The McAlester LLC membership units are evidenced by separate certificates. Oklahoma LLC directly owns of record 100% of the issued and outstanding membership interests in McAlester LLC; the membership interests of McAlester LLC have been duly authorized and validly issued in accordance with the limited liability company agreement of McAlester LLC and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as nonassessablity may be affected by §2030 and §2031 of the Oklahoma LLC Act); and Oklahoma LLC owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Oklahoma LLC as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma, or the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those (X) mentioned in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (Y) created by or arising under the Oklahoma LLC Act or (Z) arising under or identified in the Credit Agreement.

(vi)                              The membership interests of Buffalo Creek LLC are represented by units.  The membership units of Buffalo Creek LLC are not evidenced by separate certificates, but by its limited liability company agreement and the books and records of Buffalo Creek LLC required to be maintained by the Oklahoma LLC Act and the limited liability company agreement of Buffalo Creek LLC.  Oklahoma LLC directly owns of record 100% of the issued and outstanding membership interests in Buffalo Creek LLC; the membership interests of Buffalo Creek LLC have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as nonassessablity may be affected by §2030 and §2031 of the Buffalo Creek LLC Act); and Oklahoma LLC owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Oklahoma LLC as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma, or in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those (X) mentioned in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (Y) created by or arising under the Oklahoma LLC Act or (Z) arising under or identified in the Credit Agreement.

(vii)                           Oklahoma LLC directly owns certain of the membership interests in Centrahoma LLC free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Oklahoma LLC as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma or in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those (X) mentioned in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (Y) created by or arising under the Oklahoma LLC Act or (Z) arising under or identified in the Credit Agreement.

(viii)                        Except as described in the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any membership interests of Oklahoma LLC, McAlester LLC or Buffalo Creek LLC, pursuant to the limited liability company agreement of Oklahoma LLC, McAlester LLC or Buffalo Creek LLC, as applicable (except for the restrictions as to the transfer of membership interests of Oklahoma LLC, McAlester LLC or Buffalo Creek LLC as set forth in their respect limited liability company agreements), or any other agreement or instrument listed as an exhibit to the Registration Statement to which Oklahoma LLC, McAlester LLC or Buffalo Creek LLC is expressly by name identified thereon as a party.  To the knowledge of such counsel, except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any membership interests in Oklahoma LLC, McAlester LLC or Buffalo Creek LLC.

(ix)                              None of the offering, issuance and sale by the Issuers of the Notes or by the Guarantors of the Guarantees, the execution, delivery and performance of this Agreement by Oklahoma LLC, McAlester LLC, or Buffalo Creek LLC, the execution, delivery and performance of the Indenture by Oklahoma LLC, McAlester LLC or Buffalo Creek LLC or the consummation by Oklahoma LLC, McAlester LLC or Buffalo Creek LLC of the transactions contemplated by the Underwriting Agreement or the Indenture (A) constitutes or will constitute a violation of the limited liability company agreement of by Oklahoma LLC, McAlester LLC, or Buffalo Creek LLC, (B) violates or will violate Oklahoma law or (C) results or will result in the creation or imposition of any Lien upon the property or assets of by Oklahoma LLC, McAlester LLC, or Buffalo Creek LLC, which violations or Liens, in the case of clauses (B) or (C) would have, individually or in the aggregate, a Material Adverse Effect on the MarkWest Entities, taken as a whole.

In rendering such opinions, such counsel shall state that it (A) relied in respect of matters of fact upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials including, without limitation, certificates of foreign qualification for each of the MarkWest Entities provided by the Secretary of State of Texas dated as of a recent date with respect to the opinion in paragraphs (i) above and (ii) assumed that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine.

The opinions expressed by such counsel may be limited to the laws of the State of Oklahoma, excepting therefrom municipal and local ordinances and regulations.  Such counsel need not express an opinion with respect to (i) title to any of the real or personal property, (ii) the accuracy of descriptions or references to real or personal property, (iii) permits to own or operate any real or personal property or (iv) with respect to state or local taxes or tax statutes including, without limitation, those to which any of the limited partners of the MarkWest Entities may be subject.